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                                                                   Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Amendment No. 2 to Registration Statement No. 333-73946 of ManTech International Corporation of our report dated November 16, 2001, except for Note 8, as to which the date is December 17, 2001, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated November 16, 2001, relating to the financial statement schedule appearing elsewhere in this Registration Statement.


    We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
McLean, Virginia

January 17, 2002


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